                                                                    EXHIBIT 3.31

                         RAPID SYSTEMS SOLUTIONS, INC.

                     ARTICLES OF AMENDMENT AND RESTATEMENT

     RAPID SYSTEMS SOLUTIONS, INC., a Maryland statutory close corporation (the "Corporation"), having its principal office in Howard County, Maryland hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The corporation desires to amend and restate its Charter as currently in effect.

     SECOND: Pursuant to Section 2-609 of the Maryland General Corporation Law, these Articles of Amendment and Restatement restate and integrate and further amend the provisions of the Articles of Incorporation of the Corporation.

     THIRD: The text of the Charter of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

          "FIRST: The name of the Corporation (which is hereafter referred to as the "Corporation") is RAPID SYSTEMS SOLUTIONS, INC.

          SECOND:  The purposes for which the Corporation is formed are:

          (1) To engage in the business of systems and information engineering as well as all activities and services reasonably related thereto; and

          (2) To do anything permitted by Section 2-103 of the Corporation's and Associations Article of the Annotated Code of Maryland, as the same may be amended from time to time, or any successor provision of the Public General Laws of the State of Maryland.

          THIRD: The post office address of the principal office of the Corporation in this State is 8850 Stanford Boulevard, Suite 400, Columbia, Maryland 21045. The name


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
     and post office address of the Resident Agent of the Corporation in this State is LSBA, Inc., Suite 400, Woodmere I, 9881 Broken Land Parkway, Columbia, Maryland 21046. Said Resident Agent is a corporation incorporated under the laws of the State of Maryland.

          FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is One Million (1,000,000) shares, of which Five Hundred Thousand (500,000) shares are Class A Voting Common Stock with $.01 par value per share, and Five Hundred Thousand (500,000) shares are Class B Non-Voting Common Stock with $.01 par value per share, having an aggregate par value of Ten Thousand Dollars ($10,000.00).

          (1) Except as hereinafter provided with respect to voting powers, the Class A Voting Common Stock and the Class B Non-Voting Common Stock shall be identical in all respects.

          (2) With respect to voting powers, except as otherwise required by the Corporations and Associations Article of the Annotated Code of Maryland, the holders of Class A Voting Common Stock shall possess all voting powers for all purposes, and the holders of Class B Non-Voting Common Stock shall have no voting powers whatsoever, and no holder of Class B Non-Voting Common Stock shall vote on or otherwise participate in any proceedings in which actions shall be taken by the Corporation or its Stockholders thereof or be entitled to notification as to any meeting of the Stockholders.

          FIFTH: The number of directors of the Corporation shall be one (1) which number may be increased or decreased pursuant to the By-laws of the Corporation, but shall never be less than the lesser of (a) three (3) or
     (b) the number of stockholders. The name of the director who shall act until the next annual meeting or until his successor is duly chosen and qualified is: Daniel J. Roche.

          SIXTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

          (1) The Board of Directors of the Corporation hereby is empowered to authorized the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized or securities convertible into shares of stocks of any class or classes, whether now or hereafter authorized.


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          (2)  The Board of Directors of the Corporation may classify or reclassify any unissued shares by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, the conversion rights of, such shares.

          (3) The Board of Directors of the Corporation hereby is empowered to authorize the redemption by the Corporation of shares of its own stock, of any class, or any other acquisition by the Corporation of its own shares.

          (4)  With respect to:

               (a)  the amendment of the Charter of the Corporation;

               (b) the consolidation of the Corporation with one or more corporations to form a new consolidated corporation;

               (c) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

               (d) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

               (e) the participation by the Corporation in a share exchange (as defined in the Corporations and Associations Article of the Annotated Code of Maryland) as the corporation the stock of which is to be acquired;

               (f) the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

     such action shall be effective and valid if taken or approved by an affirmative vote of a majority of the shares entitled to be cast thereon, after due authorization and/or approval and/or advice of such action by the Board of Directors as required by law, notwithstanding any provision of law requiring any action to be taken or authorized other than provided in this Article SIXTH, paragraph (4).

               The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to

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
     or inference from the terms of any other clause of this or any other article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Public General Laws of the State of Maryland now or hereafter in force.

          SEVENTH: Except as may otherwise be provided by the Board of Directors of the Corporation, no holder of any shares of the stock of the Corporation shall have any pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

          EIGHTH: A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for money damages for any action taken or any failure to act in his capacity as such director or officer; except as may be required by law.

          NINTH: The Corporation shall indemnify its directors and officers to the fullest extent required or permitted by law or as may be otherwise provided for in the By-laws of the Corporation."

     FOURTH: These Articles of Amendment and Restatement include all provisions of the Charter of the Corporation as currently in effect.

     FIFTH: Prior to the filing of these Articles of Amendment and Restatement, the Corporation had the authority to issue Five Thousand (5,000) shares of common stock, with $1.00 par value per share, having an aggregate par value of Five Thousand Dollars ($5,000.00). Subsequent to the filing of these Articles of Amendment and Restatement, the Corporation shall have the authority to issue One Million (1,000,000) shares of common stock, having an aggregate par value of Ten Thousand Dollars ($10,000.00), Five Hundred Thousand (500,000) shares of which are Class A Voting


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

Common Stock with $.01 par value per share and Five Hundred Thousand (500,000) shares of which are Class B Non-Voting Common Stock with $.01 par value per share.

      SIXTH:     By written consent, pursuant to and in accordance with
Section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland, the sole member of the Board of Directors of the Corporation duly adopted as of the 26 day of March, 1995, a resolution in which was set forth the foregoing Articles of Amendment and Restatement declaring that the said Articles of Amendment and Restatement were advisable and directing that they be submitted for approval to the sole Stockholder of the Corporation.

      On the 26th day of March, 1995, the foregoing Articles of Amendment and Restatement were approved by written consent of the sole Stockholder of the Corporation in accordance with Section 2-505 and 4-203 of the Corporations and Associations Article of the Annotated Code of Maryland.

      SEVENTH: Pursuant to Section 4-203 of the Corporations and Associations Article of the Annotated Code of Maryland, the sole Stockholder of the Corporation has elected to remove from the Corporation's Charter the election to be a statutory close corporation.

      IN WITNESS WHEREOF, RAPID SYSTEMS SOLUTIONS, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on this 26th day of March, 1995, and its President acknowledges that these Articles of


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Amendment and Restatement are the acts and deeds of RAPID SYSTEMS SOLUTIONS,
INC. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.



ATTEST:                             RAPID SYSTEMS SOLUTIONS, INC.



/s/Melissa P. Roche                  By: /s/Daniel J. Roche
-----------------------------           ---------------------------------------
Melissa P. Roche                        Daniel J. Roche
Secretary                               President

                             ARTICLES OF AMENDMENT

                         RAPID SYSTEMS SOLUTIONS, INC.

      RAPID SYSTEMS SOLUTIONS, INC., a Maryland corporation having its principal office in Howard County, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles of Incorporation of the Corporation are hereby amended by deleting Article THIRD and FOURTH, and by substituting in lieu thereof the following:

            "THIRD: The post office address of the principal office of the Corporation in this State is 8850 Stanford Boulevard, Suite 400, Columbia, Maryland 21045. The name of and post office address of the Resident Agent of the Corporation in this State are Resagent, Inc., 7 St. Paul Street, Suite 1400, Baltimore, Maryland 21202. Said Resident Agent is a Maryland corporation.

            FOURTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Twenty Million (20,000,000) shares of Common Stock, with a par value of One-Tenth of One Cent ($0.001) per share, and having an aggregate par value of Twenty Thousand Dollars ($20,000)."

and by deleting Section (4) of Article SIXTH.

      SECOND: Prior to the filing of these Articles of Amendment, the Corporation had authority to issue One Million (1,000,000) shares of capital stock, of which Five Hundred Thousand (500,000) shares were Class A Voting Common Stock with $.01 par value per share, and Five Hundred Thousand (500,000) were Class B Non-Voting Common Stock with $.01 per value per share, and having an aggregate par value of Ten Thousand Dollars ($10,000). Subsequent to the filing of these Articles of Amendment, the Corporation shall have authority to issue Twenty Million (20,000,000) shares of Common Stock, all of one class, with a par value of One-Tenth of One Cent ($.001). The aggregate par value of all shares of all classes having par value is Twenty Thousand Dollars ($20,000.00).

      THIRD: The manner and basis of implementing the recapitalization effected by these Articles of Amendment shall be as follows: Upon acceptance of these Articles of Amendment by the State Department of Assessments and Taxation of Maryland, each of the outstanding shares of old Class A Common Stock Corporation shall forthwith be surrendered in exchange for Six Thousand Nine Hundred Thirty Seven and One-Half

(6,937.50) shares of new Common Stock, and each share of Class B Common Stock shall be surrendered. All shares so surrendered shall be canceled.

      FOURTH: The entire Board of Directors of the Corporation has signed a written consent pursuant to Section 2-408 of the Maryland General Corporation Law, to which consent the foregoing Articles of Amendment were attached, declared to be advisable, and directed to be submitted to the sole stockholder of the Corporation for his consideration and approval.

      FIFTH: The sole stockholder of the Corporation has signed a written consent pursuant to Section 2-505 of the Maryland General Corporation Law, to which consent the foregoing Articles of Amendment were attached and were adopted and duly approved by the stockholders of the Corporation.

      IN WITNESS WHEREOF, RAPID SYSTEMS SOLUTIONS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Secretary this 29th day of December, 1995, and its Vice President acknowledges under the penalties for perjury that these Articles of Amendment are the corporate act of the Corporation and that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.



ATTEST:                             RAPID SYSTEMS SOLUTIONS, INC.



/s/Luke Garwood                     By: /s/Frank L. Chartier
------------------------------         -----------------------------------(SEAL)
Luke Garwood, Secretary             Frank L. Chartier, Vice President


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

                               ARTICLES OF MERGER

                                    Between

                         RAPID SYSTEMS SOLUTIONS, INC.
              (a Maryland corporation, the Surviving Corporation)

                                      and

                                  RIPSUB, INC.
                            (a Georgia corporation)

                             ---------------------


      RAPID SYSTEMS SOLUTIONS, INC., a Maryland corporation (the "Surviving Corporation") and RIPSUB, INC., a Georgia corporation ("Ripsub"), hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Ripsub and the Surviving Corporation agree that Ripsub shall be merged with and into the Surviving Corporation, which shall continue under the name of the Surviving Corporation. The names of the Corporations included in the merger (the "Merger") are as set forth above. The Surviving Corporation was incorporated under the general laws of the State of Maryland on March 21, 1991. Ripsub was incorporated under the general laws of the State of Georgia on February 15, 1996, and is not qualified to do business in Maryland.

      SECOND: The principal office of the Surviving Corporation is located at 8850 Stanford Boulevard, Suite 400, Columbia, Howard County, Maryland 21045. The principal office of Ripsub is located at 2700 Cumberland Parkway, Atlanta, Georgia 30339. Neither the Surviving Corporation nor Ripsub owns any interest in land in the State of Maryland, the title to which could be affected by the recording of an instrument among the land records.

      THIRD: The terms and conditions of the Merger set forth in these Articles of Merger were advised, authorized, and approved by the Surviving Corporation in the manner and by the vote required by its Charter and the general laws of the State of Maryland. The manner in which the Merger was approved is set forth below.

      The Board of Directors of the Surviving Corporation adopted resolutions declaring that the Merger of Ripsub into the Surviving Corporation is advisable in the form and upon the terms and conditions set forth in these Articles of Merger and directing the proposed merger be submitted to the Stockholders for consideration and approval. The resolutions of the Board of Directors were adopted by a Consent of Directors signed by all of the Directors of the Surviving Corporation in accordance with Section 2-408 of the Maryland General Corporation Law on March 12, 1996.

      The Stockholders of the Surviving Corporation entitled to vote on the proposed Merger approved the Merger, in the form and upon the terms and conditions set forth in these Articles of Merger, by a Consent of Stockholders signed by all of the Stockholders of the Surviving Corporation in accordance with Section 2-505 of the Maryland General Corporation Law on April 4, 1996.

     FOURTH: The terms and conditions of the Merger set forth in these Articles of Merger were advised, authorized, and approved by Ripsub in the manner and by the vote required by its Charter and the general laws of the State of Georgia. The manner in which the Merger was approved is set forth below:

     The Merger was duly adopted and approved by the unanimous written consent of the Board of Directors of Ripsub on March 12, 1996. The Merger was duly adopted and approved by the unanimous consent of the sole stockholder of Ripsub on March 12, 1996.

     FIFTH: The Charter of the Surviving Corporation shall not be amended as a result of this Merger. The Surviving Corporation shall continue under its present Charter, and the present Bylaws. The officers and directors of the Surviving Corporation shall be the officers and directors of Ripsub upon the effectiveness of the Merger.

     SIXTH: The total number of shares of stock which each of the Corporations party to these Articles of Merger has authority to issue, the number and par value of the shares of each class, and the aggregate par value of those shares of stock are as follows:

          (a) Ripsub has authorized one class of capital stock, consisting of One Thousand (1,000) shares of Common Stock. Each share of Common Stock has a par value of One Cent ($.01), for an aggregate par value of Ten Dollars ($10.00) for all shares.

          (b) The Surviving Corporation has authorized one class of capital stock, consisting of Twenty Million (20,000,000) shares of Common Stock. Each share of Common Stock has a par value of One-Tenth of One Cent ($.001), for an aggregate par value of Twenty Thousand Dollars ($20,000) for all shares.

     SEVENTH: At and as of the effective time of the Merger (the "Effective Time"), each share of the Common Stock of Ripsub issued and outstanding prior to the Effective Time shall be converted into one (1) share of the Common Stock of the Surviving Corporation. Subject to the provisions of Article EIGHTH, at and as of the Effective Time, each share of the Common Stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 11,355 shares of the Common Stock, par value $.01 per share, of Medaphis Corporation (the "Medaphis Stock"). At or prior to the Effective Time, Medaphis Corporation ("Medaphis") shall make available to each record holder who, as of the Effective Time, was a holder of an outstanding certificate or certificates of the Common Stock of the Surviving Corporation (the "Certificate" or "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Medaphis and the form of letter of transmittal shall so reflect. Upon surrender to Medaphis of a Certificate, together with the properly completed and executed letter of transmittal, the holder of such Certificate is entitled to receive in exchange therefor (a) one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing the number of whole fully paid and nonassessable shares of Medaphis Stock to which such Stockholder of the Surviving Corporation is entitled pursuant to this ARTICLE SEVENTH, and (ii) as to any fractional shares of Medaphis Stock, a check representing the cash consideration to which such holder is entitled pursuant to ARTICLE EIGHTH.

     EIGHTH: No scrip or fractional shares of Medaphis Stock shall be issued in the Merger. All fractional shares of Medaphis Stock to which a holder of the Surviving Corporation's stock immediately prior to the Effective Time of the Merger would otherwise be entitled shall be aggregated. If a fractional share results from such aggregation, a stockholder of the Surviving Corporation shall be entitled to receive from Medaphis an amount in cash in lieu of such fractional share, based on a price of $48.6815 per share.

     NINTH:   The Effective Time shall be the date on which these Articles of
Merger are accepted by the State Department of Assessments and Taxation of Maryland for record.

     IN WITNESS WHEREOF, these Articles of Merger are hereby signed for and on behalf of RAPID SYSTEMS SOLUTIONS, INC. by its President, who hereby acknowledges that these Articles of Merger are the act of that Corporation, and who hereby states under the penalties for perjury that the matters and facts set forth herein with respect to authorization and approval of the Merger are true in all material respects to the best of his or her knowledge, information, and belief. These Articles of Merger have been signed for and on behalf of RIPSUB, INC. by its Senior Vice President, who hereby acknowledges that these Articles of merger are the act of that Corporation, and who hereby states under the penalties for perjury that the matters and facts set forth herein with respect to authorization and approval of the Merger are true in all material respects to the best of his or her knowledge, information, and belief.

ATTEST                            RAPID SYSTEMS SOLUTIONS, INC.

/s/ Luke Garwood                  By:/s/ Daniel J. Roche        (SEAL)
--------------------------           --------------------------
Luke Garwood, Secretary              Daniel J. Roche, President


ATTEST                            RIPSUB, INC.


/s/ Peggy B. Sherman              By:/s/ Michael R. Cote (SEAL)
-------------------------------      -------------------------------------
Peggy B. Sherman, Assistant          Michael R. Cote, Senior Vice President
Secretary

                              DOMESTIC CORPORATION

            NOTICE OF CHANGE OF PRINCIPAL OFFICE AND RESIDENT AGENT

State Department of Assessments
  and Taxation
Baltimore, Maryland

     Pursuant to the provisions of Section 2-108 of the Maryland General Corporation Law, the undersigned Maryland corporation hereby notifies the State Department of Assessments and Taxation of Maryland:

     (1) That under resolution adopted by the Board of Directors of the corporation on April 4, 1996, a certified copy of which is filed herewith, the resident agent of the corporation in the State of Maryland has been changed to The Prentice-Hall Corporation System, Maryland whose post office address is 11 East Chase Street, Baltimore, Maryland 21202. The resident agent so designated is a corporation of the State of Maryland.

     (2) That under resolution adopted by the Board of Directors of the corporation on April 4, 1996, a certified copy of which is filed herewith, the principal office of the corporation in the State of Maryland has been changed from 8850 Stanford Blvd., Suite 400, Columbia, Maryland to 11 East Chase Street, c/o The Prentice-Hall Corporation System, Maryland, Baltimore, Maryland 21202.

                                   RAPID SYSTEMS SOLUTIONS, INC.

                                   By   /s/ William R. Spalding
                                        -----------------------------
                                        (Vice) President
                                        William R. Spalding

Dated:  September 24, 1996

      The undersigned, being the duly elected and acting Secretary of Rapid Systems Solutions, Inc., hereby certifies that at a meeting of the Board of Directors duly called and held on April 4, 1996, the following resolutions were duly adopted and are now in full force and effect:

               "RESOLVED, that The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202 be and it hereby is designated as Resident Agent of the corporation in lieu of Resagent, Inc. and that the proper officer of the corporation is authorized to file a Notice to that effect.

               "FURTHER RESOLVED, that the principal office of the corporation in the State of Maryland be and it is hereby changed to 11 East Chase Street, c/o The Prentice-Hall Corporation System, Maryland, Baltimore, Maryland 21202 and that the proper officer of the corporation is authorized to file a Notice to that effect."

      WITNESS my hand and the seal of the corporation this 24th day of September __, 1996.


(CORPORATE SEAL)
                                  /s/ Peggy B. Sherman
                                  -------------------------------------
                                  Assistant Secretary, Peggy B. Sherman

                             ARTICLES OF AMENDMENT
                        OF ARTICLES OF INCORPORATION OF
                         RAPID SYSTEMS SOLUTIONS, INC.

      RAPID SYSTEMS SOLUTIONS, INC., a Maryland corporation (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles of Incorporation of the Corporation as in effect as of the date hereof are hereby amended by deleting Article FIRST and by substituting in lieu thereof the following:

      "FIRST: The name of the Corporation (which is hereinafter referred to as the "Corporation") is BSG Government Solutions, Inc."

      SECOND: The entire Board of Directors of the Corporation has signed a\ written consent pursuant to Section 2-408 of the Maryland General Corporation Law, to which consent these Articles of Amendment were attached and determined to be advisable and in the best interests of the Corporation and its sole stockholder.

      IN WITNESS WHEREOF, RAPID SYSTEMS SOLUTIONS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary this 1st day of April, 1997, and its Senior Vice President hereby acknowledges under penalties for perjury that these Articles of Amendment are the corporate act of the Corporation and that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval of these Articles of Amendment are true in all material respects.



[CORPORATE SEAL]                    RAPID SYSTEMS SOLUTIONS, INC.


ATTEST:
                                    By: /s/ William R. Spalding
                                        ----------------------------------
                                        William R. Spalding
                                        Senior Vice President


By: /s/ Peggy B. Sherman
    -------------------------------
    Peggy B. Sherman
    Assistant Secretary


Address:    BSG Government Solutions, Inc.
            3350 Stanford Blvd., Suite 4000
            Columbia, MD 21045